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                                                                   Exhibit 23.14

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement and related prospectus of Eastern Environmental Services, Inc. on Form S-3 (Registration No. 333-64791) of our report dated October 5, 1998, with respect to the combined financial statements of Regional Recycling Corp. and affiliates as of and for the twelve month periods ended June 30, 1998 and 1997 appearing in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated August 20, 1998 (as amended on Form 8-K/A dated October 19, 1998), filed with the Securities and Exchange Commission.


/s/ MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.



Port Chester, New York
October 21, 1998